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                                                                    EXHIBIT 99.1

                                  STOCK OPTION


CORPORATE RELATIONS GROUP, Optionee:

         INTERACTIVE GROUP, INC. (the "Company"), has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with the performance by you of services as a consultant to the Company pursuant to that certain Agreement for Financial Public Relations Services of even date herewith.

         The details of your option are as follows:

         1. The total number of shares of Common Stock subject to this option is thirty-five thousand (35,000). Subject to the limitations contained herein, the shares will vest (become exercisable) as follows: seventeen thousand five hundred (17,500) shares on the date hereof and seventeen thousand five hundred (17,500) shares on November 11, 1996.

         2. (a) The exercise price of this option is four dollars ($4.00) per share.

                  (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has accrued to you.

         3. Subject to the provisions of this option you may elect, at any time during your engagement by the Company or an affiliate thereof, to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, provided, however, that such shares have vested as set forth in paragraph 1 hereof.

         4. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         5. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         6. The term of this option commences on April 11, 1996, the date of grant, and, unless sooner terminated as set forth below terminates on April 11, 1997. In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: one (1) month after the termination of your engagement by the Company or any parent corporation or subsidiary corporation of the Company (whether

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existing at the time this option is granted or thereafter) for any reason or for no reason. However, this option may be exercised following termination of your engagement only as to that number of shares as to which it was exercisable on the date of termination of engagement under the provisions of paragraph 1 of this option, and in no event may this option be exercised after April 11, 1997.

         7. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of:
(1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

         8. This option is not transferable and is exercisable during its term only by you.

         9. (a) If any change is made in the stock subject to this option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), this option will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to this option.

                  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume this option or shall substitute a similar option, or
(ii) this option shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue this option, or to substitute a similar option, then the time during which this option may be exercised shall be accelerated and the option terminated if not exercised prior to such event.

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         10. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.


         Dated the 11th day of April, 1996.


                                  Very truly yours,

                                  INTERACTIVE GROUP, INC.


                                  By___________________________________________
                                         Duly authorized on behalf
                                         of the Board of Directors

ATTACHMENTS:

         Notice of Exercise

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The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

         NONE     _____________________________
                  (Initial)

         OTHER    _____________________________
                  _____________________________
                  _____________________________




                                       ________________________________________
                                       CORPORATE RELATIONS GROUP

                                       Address: 2030 Main Street, Suite 620
                                                Irvine, CA 92714
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                               NOTICE OF EXERCISE


Interactive Group, Inc.
5095 Murphy Canyon Road
San Diego, CA  92123                Date of Exercise:__________________________

Ladies and Gentlemen:

         This constitutes notice under the stock option described below that the undersigned elects to purchase the number of shares for the price set forth below.


         Stock option dated:       ____________________________

         Number of shares as
         to which option is
         exercised:                ____________________________

         Certificates to be
         issued in name of:        ____________________________

         Total exercise price:     $___________________________

         Cash payment delivered
         herewith:                 $___________________________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Stock Option Agreement, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

         I acknowledge that all certificates representing any of the shares of Common Stock of the Company subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.


                                  Very truly yours,


                                  ____________________________________________

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